THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT
(I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
(II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON THE PAYEE FIRST HAVING OBTAINED A WRITTEN OPINION OF MAKER'S COUNSEL, OR OTHER COUNSEL ACCEPTABLE TO MAKER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE "BLUE SKY" OR OTHER SIMILAR SECURITIES LAW.

                                 PROMISSORY NOTE

$______,000                                                     JANUARY 25, 2005

     FOR VALUE RECEIVED, STREICHER MOBILE FUELING, INC., a Florida corporation ("MAKER"), promises to pay to the order of _________________ or his/ her/ its assigns ("PAYEE"), at such place as the Payee may designate in writing, in lawful money of the United States of America, the principal sum of ______________________ Thousand Dollars ($____,000).

     1. PRINCIPAL PAYMENTS. The Maker shall make six (6) equal semi-annual principal payments of ten percent (10%) of the principal amount of this promissory note (the "NOTE" and, collectively with substantially identical promissory notes of Maker, the "NOTES") commencing January 24, 2007 and continuing through July 24, 2009. The remaining balance of forty percent (40%) of the principal amount of this Note shall be due and payable on January 24, 2010 (the "DUE DATE"). The outstanding principal balance of this Note may be prepaid by Maker prior to maturity as provided in Section 5 of this Note.

     2. INTEREST. The outstanding principal balance of this Note shall accrue interest at a fixed rate of ten percent (10%); provided, however, that following an Event of Default, the outstanding principal balance of this Note shall bear interest as provided in Section 7 of this Note. Interest shall be calculated on the basis of a 360-day year. Accrued interest on this Note shall be paid semi-annually, on the 24th day of each July and January, beginning July 24, 2005, until the outstanding principal balance of this Note is paid in full.

     3. INTEREST METHOD OF PAYMENT; APPLICATION. All payments of principal (including any prepayments) shall be made on the due date thereof by wire transfer of immediately available funds to such bank account as Payee may from time to time designate in writing. All cash payments of interest shall be made on the due date thereof by check drawn on a United States bank. Payments (including all prepayments) received by Payee on this Note shall be applied first to the payment of accrued and unpaid interest and only thereafter to the outstanding principal balance of this Note.

     4. SUBORDINATION. Payee agrees that, except for the first priority security interest in certain collateral (the "COLLATERAL") granted by Maker to Payee and other holders of the Notes (collectively, the "PAYEES"), pursuant to the Security Agreement of even date herewith (the "SECURITY AGREEMENT") between Maker and the trustee ("TRUSTEE") named in the Indenture Agreement for the Notes (the "INDENTURE"), the payment of principal and interest on this Note are expressly subordinated to the rights and interests of Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) ("WACHOVIA") pursuant to and in connection with, and the payment of all existing and future amounts owed by Maker to Wachovia under, the line of credit facility between Wachovia and Maker pursuant to that certain Loan and Security Agreement dated September 26, 2002, as now or hereafter amended (the "LINE OF CREDIT"), and to any other credit facility into which Maker may subsequently enter to replace the Line of Credit requiring that the lender rank in a senior position to other debt of Maker (the "REPLACEMENT FACILITY") (the Line of Credit and the Replacement Facility are collectively referred to as the "PERMITTED DEBT"). Payee and Maker agree that, other than Payee's security interest in the Collateral under the Security Agreement, the terms and conditions governing and applicable to the subordination of this Note and the indebtedness evidenced hereby are and shall be, in all material respects (conformed, as necessary, for this Note and the related indebtedness) identical to the terms and conditions of that certain Subordination Agreement (the "SUBORDINATION AGREEMENT") executed effective as of January 21, 2003, by, between and among Wachovia, Maker, and certain other persons owed debts by Maker ("LOAN HOLDERS"), a copy of which is attached hereto as Exhibit A and incorporated by reference herein, to the same extent as if Payee were a Loan Holder subject thereto and this Note and the indebtedness hereunder were expressly covered thereby and included as part of the "Notes" and "Subordinated Debt" referenced in the Subordination Agreement. Payee and Maker hereby expressly ratify, approve and adopt the terms of the Subordination Agreement (conformed, as necessary) with respect to this Note and the indebtedness represented hereby. Payee and Maker further agree that this Note may not, without the prior written consent of Wachovia (or the new lender if the Line of Credit has been fully repaid and terminated and there is a Replacement Facility in place), be repaid from the proceeds of Maker's issuance or sale of new debt securities or other indebtedness, provided, however, nothing herein restricts or limits Maker's ability to repay this Note with the proceeds of Maker's issuance of equity securities unless such repayment is prohibited by the Wachovia Agreements. Upon request, Payee agrees to execute and deliver such other documents and instruments as Wachovia or any senior or commercial lender may reasonably request to acknowledge and effect the foregoing subordination. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     5.    REDEMPTION AND PREPAYMENT.

           (a) Optional Redemption. Effective on or after December 31, 2006, the Maker shall have the option to redeem this Note, in whole but not in part, by payment of one hundred five percent (105%) of the principal amount of this Note outstanding, together with accrued but unpaid interest, if any.

           (b) Notice to Trustee. If Maker elects to redeem this Note in accordance with the terms of this Section 5, it shall furnish to Wachovia and Trustee, at least forty-five (45) days (unless both Wachovia and Trustee agree in writing to a shorter period) but not more than sixty (60) days before a redemption date, notice in writing that includes the redemption date, the amount of principal due on this Note to be redeemed.

           (c) Notice to Payee. At least forty-five (45) days but not more than sixty (60) days before a redemption date, Maker shall mail or cause to be mailed a notice of redemption to Payee. The notice shall state:

               (i)   the redemption date;

               (ii)  the redemption price;

               (iii) that this Note called for redemption must be surrendered to the Maker to collect the redemption price; and

               (iv) that, unless the Maker defaults in making such redemption payment, interest on this Note called for redemption ceases to accrue on the redemption date.

           (d) Effect of Notice of Redemption. Upon notice to Payee that this Note has been called for redemption, this Note will become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

6.   OTHER NOTICES.

           (a) In addition to the notice provisions provided in Section 5 above, Maker shall give prompt written notice to Trustee and Payee under those circumstances in which notice is required to be given by Maker pursuant to the terms of the Indenture.

           (b) Trustee and any successor Trustee shall (i) provide prompt written notices to Payee under those circumstances in which notice is required to be given by Trustee pursuant to the terms of the Indenture and as provided in
Section 8 below and (ii) mail to all Payees any notice it receives from Payee pursuant to Section 8 below.

           (c) Except as otherwise provided herein, all notices, approvals, consents, correspondence or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery or certified or registered mail, postage prepaid, (i) if to Trustee, to the address set forth in Section 12.07 of the Indenture or to such other address as shall be designated by Trustee to Maker and Payees in writing,
(ii) if to Payee, to the address noted under Payee's name on the signature page attached to the Securities Purchase Agreement or to such other address as shall be designated by Payee to Maker and Trustee in writing and (iii) if to Wachovia, to the address noted in Section 6(e) below or to such other address as shall be designated by Wachovia to Payee, Maker and Trustee in writing. All such notices and correspondence shall be effective when received.

           (d) If Maker or Payee mail a notice to one another pursuant to the terms of this Note, they shall also deliver or mail a copy to Trustee and Wachovia at the same time. Any notice from Wachovia to Payees shall be sufficiently provided if delivered to the Trustee pursuant to this Section 6.

           (e) Any notice to be delivered to Wachovia shall be delivered to the following address (unless otherwise amended in writing to the entity delivering such notice):

                  Wachovia Bank, National Association
                  110 East Broward Blvd., Suite 2050
                  Ft. Lauderdale, FL 33301
                  Phone No.: (954) 467-2262
                  Facsimile No.: (954) 467-5520
                  Attention: Pat Cloninger

     7. EVENTS OF DEFAULT. The entire principal balance of this Note shall, at the option of Payee and pursuant to the provisions set forth in Section 8, immediately be due and payable upon the occurrence of one or more of the following events (each, an "EVENT OF DEFAULT"): (i) Maker shall default in any payment of principal or interest on this Note when the same shall become due and payable, whether by acceleration or otherwise, when such default is not cured within thirty (30) days after Payee or Trustee provides written notice to Maker of such default; (ii) Maker shall default in any payment of principal or interest on any other senior indebtedness for borrowed money, including, but not limited to the Line of Credit; (iii) Maker shall apply for, or consent to, the appointment of a receiver, trustee or liquidator of Maker or of its property, admit in writing its inability to pay its debts as they mature, or make a general assignment for the benefit of creditors; or (v) Maker shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors, or a court order approving a petition filed against Maker under the federal bankruptcy laws shall be entered against Maker, which order shall not have been vacated or set aside within thirty (30) days. Upon the occurrence of any one or more Events of Default (i) Payee or Trustee, at its option and without further notice, demand or presentment for payment to Maker or others, may declare immediately due and payable the entire unpaid principal amount hereof; (ii) thereafter interest shall accrue on the outstanding principal balance at fifteen percent (15%) per annum from the date of such Event of Default until the date the unpaid principal balance hereof is paid in full; and (iii) Maker shall pay all costs, fees and expenses, including, without limitation, reasonable trial and appellate attorneys' fees and expenses, paid or incurred by Payee or Trustee in connection with collection of this Note, whether paid or incurred in connection with collection by suit or otherwise. The waiver by Payee or Trustee of Maker's prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default, and the failure by Payee or Trustee to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

     8. SEC REPORTS. In the event Maker is no longer a reporting company with the Securities and Exchange Commission ("SEC"), Maker will provide Payee with copies of the information and financial statements that would be required to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, on Forms 10-K and 10-Q, at such times that any such form would be required to be filed with the SEC if Maker were a reporting company. At such time, Maker will also make available copies of any quarterly and annual reports that Maker makes available to its stockholders. Any delivery of such reports, information, documents, and other reports to Payee is for informational purposes only and Payee's receipt of those such will not constitute notice or constructive notice of any information contained in such reports or determinable from information contained in such reports.

     9.    LIMITATION ON SUITS.

           (a) Other than as provided in Sections 9(c) and 9(d) below, upon an Event of Default, Payee may pursue any available remedy, whether provided for in this Note, the Indenture, the Security Agreement, or otherwise, only if:

               (i)   Trustee has notice of such Event of Default;

               (ii) Holders of at least twenty-five percent (25%) in principal amount of the Notes make a written request to Trustee to pursue the remedy;

               (iii) Trustee either (A) gives to such holders notice that Trustee will not comply with such request, or (B) does not comply with such request within fifteen (15) days after receipt of the request from such holders; and

               (iv) Holders of more than sixty-six and 2/3 percent (662/3%) of the principal amount of the Notes do not give Trustee written notice inconsistent with the request delivered under Section 9(a)(ii) prior to the earlier of (A) the date on which Trustee delivers a notice under
     Section 9(a)(iii)(A) or (B) the expiration of the period described in
     Section 9(a)(iii)(B).

           (b) Payee may not use this Note to prejudice the rights of another Payee or to obtain a preference or priority over another Payee.

           (c) Notwithstanding any other provision of this Note, Payee's right to receive payment of principal and interest on this Note on or after the respective due dates expressed in this Note, or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the written consent of Payee.

           (d) Except as otherwise provided in the Subordination Agreement, nothing in this Note will limit or defer Payee's right or ability to petition for commencement of a case under federal bankruptcy laws pertaining to the Maker.

     10. MISCELLANEOUS. This Note shall be construed in accordance with and be governed by the internal laws of the State of Florida. Maker hereby: (i) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Maker liable with respect to this Note; (ii) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (iii) waives any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding. Notwithstanding anything to the contrary contained herein, the interest rate payable hereon shall not exceed the maximum rate of interest permissible under applicable law. To the extent any payment to Payee, or to Trustee on Payee's behalf, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Maker or its successors or assigns under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligations, or part thereof, under this Note that have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction. Maker agrees to pay any documentary stamp required with respect to the execution, delivery, performance or enforcement of this Note. Maker's obligations hereunder shall be absolute and unconditional and shall not be affected by any circumstance, happening or event whatsoever, including any setoff, counterclaim, recoupment, defense or other right that Maker may have against Payee or any other person for any reason whatsoever, whether arising out of or as a result of any contract, agreement or transaction between Maker and Payee, or otherwise. This Note may not be modified, amended or terminated, except in a writing executed by Maker and Payee; provided that, Wachovia shall receive ten (10) days prior written notice of any such modification, amendment or termination and provided further if and to the extent that any modification, amendment or termination adversely impacts the rights of Wachovia provided by the subordination provisions of this Note or may be deemed to violate the Subordination Agreement, such modification, amendment or termination shall also require Wachovia' written consent. A consent to an amendment or a waiver by Payee will bind Payee and every subsequent holder of this Note or portion of the Note that evidences the same debt as the consenting Payee's Note, even if a notation of the consent or waiver is not made on the Note. Time is of the essence with respect to Maker's obligations and agreements under this Note.

         IN WITNESS WHEREOF, the parties have caused this Note to be executed by their duly respective officers or persons as of the date first set forth above.

                                     STREICHER MOBILE FUELING, INC.



                                     By:________________________________________
                                        Richard E. Gathright
                                        President and Chief Executive Officer


AGREED TO AND ACCEPTED:

_____________________________________
Entity (if applicable)

_____________________________________
Signature

_____________________________________
Title (if applicable)